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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              HRPT PROPERTIES TRUST
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)


             MARYLAND                                 04-6558834
   ----------------------------------------------------------------------------
  (State of Incorporation or Organization) (I.R.S. Employer Identification No.)


       400 CENTRE STREET
      NEWTON, MASSACHUSETTS                             02458
  -----------------------------------------------------------------------------
  (Address of Principal Executive Offices)            (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates
333-56051 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

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

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                              EACH CLASS IS TO BE REGISTERED
-------------------                              ------------------------------
8 3/4% SERIES B CUMULATIVE REDEEMABLE                NEW YORK STOCK EXCHANGE
PREFERRED SHARES


Securities to be registered pursuant to Section 12(g) of the Act:


                                     NONE
                                     -----
                               (Title of Class)


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the 8 3/4% Series B Cumulative Redeemable Preferred Shares,
$.01 par value per share (the "Series B Preferred Shares"), of HRPT Properties
Trust (the "Registrant") is contained in the Prospectus dated June 15, 1998
(File No. 333-56051), as supplemented by the Prospectus Supplement dated
September 6, 2002 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

ITEM 2. EXHIBITS.

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

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
--------    ----------------------
1.1        Composite copy of the Third Amended and Restated Declaration of Trust dated July 1, 1994, as amended to date, of the Registrant.
           (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM
           8-K DATED JULY 1, 1998)

1.2 Articles Supplementary dated November 4, 1994 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 creating the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE
           TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED MAY 27, 1998)


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

1.3        Articles Supplementary dated May 13, 1997 to the Third Amendment and
           Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY
           REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED
           MAY 27, 1998)

1.4        Articles Supplementary dated May 22, 1998 to the Third Amendment and
           Restatement of Declaration of Trust dated July 1, 1994 increasing the Junior Participating Preferred Shares. (INCORPORATED BY
           REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED
           MAY 27, 1998)

1.5        Articles Supplementary dated May 10, 2000 to the Third Amendment and
           Restatement of Declaration of Trust dated July 1, 1994. (INCORPORATED
           BY REFERENCE TO THE REGISTRANT'S QUARTERLY REPORT ON FORM 10-Q DATED
           MAY 12, 2000)

1.6 Articles Supplementary dated February 16, 2001 to the Third Amendment and Restatement of Declaration of Trust dated July 1, 1994 relating to the 9 7/8% Series A Cumulative Redeemable Preferred Shares.
           (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON
           FORM 8-K DATED FEBRUARY 16, 2001)

1.7        Form of Articles Supplementary to the Third Amendment and
           Restatement of Declaration of Trust dated July 1, 1994 relating to the 8 3/4% Series B Cumulative Redeemable Preferred Shares.
           (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON
           FORM 8-K DATED SEPTEMBER 6, 2002)

1.8        Form of Common Share Certificate. (INCORPORATED BY REFERENCE TO THE
           COMPANY'S CURRENT REPORT ON FORM 8-K, DATED MARCH 11, 1999)

1.9        Amended and Restated By-Laws, as amended to date, of the Registrant.
           (INCORPORATED BY REFERENCE TO THE REGISTRANT'S QUARTERLY REPORT ON
           FORM 10-Q DATED MAY 12, 2000)

1.10       Form of temporary 9 7/8% Series A Cumulative Redeemable Preferred
           Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S
           CURRENT REPORT ON FORM 8-K DATED FEBRUARY 16, 2001)

1.11       Form of temporary 8 3/4% Series B Cumulative Redeemable Preferred
           Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S
           CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 6, 2002)

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      HRPT PROPERTIES TRUST

Date: September 6, 2002               BY: /S/ JOHN C. POPEO
                                         --------------------------------------
                                         John C. Popeo
                                         Treasurer and Chief Financial Officer